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                                                                  EXHIBIT 20(3)

                          FINANCIAL SERVICES AGREEMENT

                   CAPITAL AMERICAN ASSOCIATES, INCORPORATED

                                      AND

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This Agreement, entered into this _____________ day of ______________, 1997 by and between Capital American Associates, Incorporated (hereinafter referred to as "Capital") and ____________________________ (hereinafter referred to as "Client").

WITNESSETH AS FOLLOWS:

Whereas, Capital is organized to provide capital-financial and business development services, and;

Whereas, Client is a business organization interested in purchasing the services of Capital;

NOW, THEREFORE, it is agreed between the parties as follows:

SECTION I: SERVICES PROVIDED BY CAPITAL

A. Review Client's past business and individual records, documents, reports and business-financial plan.

B. Draft and prepare a business plan document for the review and approval of Client.

C. Prepare documents for submittal to government agencies for guarantees and credit insurance to enable financing for Client.

D. Identify business and financial resources and advise Client on the following:

        1.      Investors, Lenders, Surety Companies and Financing Groups

        2.      Government Guarantees, Credit Insurance and Private Guarantors

        3.      Financial, Capitalization and Business Development Strategies

E. Make business and financial presentations at the direction and instruction of Client. Such activity will only be conducted subject to final and written approval of Client.

F. Work with Client's representatives to define best alternatives for business and financial development.

G. Communicate regularly with Client's representatives to advise on development of business and financial alternatives. Maintain an "on call" position with Client during the term of this contract.

SECTION II: FEES

Client agrees to compensate Capital for services and expenses on a transaction by transaction basis as is approved by the parties.

Fee agreements on transactions are to be made as ADDENDUMS to this Agreement and require prior approval by the parties.

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SECTION III: GENERAL CONDITIONS

A. Capital is to use its best-efforts to perform the services as provided in Section I of this Agreement.

B. Client agrees to allow Capital reasonable access to Client's place of business, books, records and documents to permit Capital to perform its services as completely as possible.

        Client further agrees to cooperate with Capital on all reasonable requests made by Capital in the performance of this contract.

C. Client understands and acknowledges that Capital has made no express or implied warranties apart from this Agreement.

SECTION IV: CONCLUSION

This Agreement, executed in duplicate, shall remain in effect for five (5) years from the date of signing. It sets forth the entire contract between the parties and may be canceled, modified or amended only by a written instrument executed by each of the parties thereto.

This Agreement shall be construed as a Texas Contract.

Witness: the hand and seals of the parties hereto, each duly authorized, the day and year first written above.

BY:
    ----------------------------------
     CLIENT

BY:
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     CAPITAL AMERICAN ASSOCIATES, INC.
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                                  ADDENDUM ECI

                 EXPORT CREDIT INSURANCE AND FINANCIAL SERVICES

                         SCHEDULE OF FEES AND EXPENSES

This Addendum is made a part of the Financial Services Agreement between Client and Capital American Associates, Inc. dated ____________, 1997 and shall run concurrently with said agreement.

1.   Application and Financial Documentation Preparation
     (Due at signing of Financial Services Agreement)                       $650

2.   Preparation of packages for presentation to banks,
     lenders, and investors. Per presentation fee (Due
     with presentation as approved by the Client and
     presented)                                                             $275

3. Credit Insurance Placement Fee is one percent (1%) of the amount of coverage placed. (Due when coverage is accepted by the Client)

4. Placement Fee. Based on one percent (1%) of the amount of funding obtained funding by sources presented by Capital American. (Due at funding)

5. Client agrees to reimburse Capital American for expenses incurred on behalf of Client and Client's project, subject to expense having the prior approval of Client.



DATED:
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BY:                                    CLIENT
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BY:                                    CAPITAL AMERICAN ASSOCIATES, INC.
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